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EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-66038, 333-14993, 333-65585 and 333-83926) pertaining to the 1989
Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan of Medical Action Industries Inc., and the Registration Statement (Form S-8 No. 333-35015) pertaining to the 1996 Non-Employee Director Stock Option Plan of Medical Action Industries Inc. of our report dated December 13, 2002 with respect to the balance sheets of the Biosafety Division of Maxxim Medical, Inc. as of December 30, 2001, October 28, 2001 and October 29, 2000, and the related statements of operations and cash flows for the two month period from October 29, 2001 to December 30, 2001 and each of the three fiscal years in the period ended October 28, 2001 included in the Current Report on Form 8-K/A of Medical Action Industries Inc. dated January 6, 2003, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Stamford, Connecticut
January 6, 2003